EXHIBIT 99.1
News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 940 6007 Telephone
972 940 6143 Facsimile
FOR IMMEDIATE RELEASE
FRIDAY, APRIL 30, 2021

ExxonMobil Earns $2.7 Billion in First Quarter 2021

First Quarter 2021 Results and Management Perspectives
•Cash flow from operating activities of $9.3 billion fully funded dividend and capital expenditures, and drove debt reduction of over $4 billion
•Lowered cash operating expenses versus the first and fourth quarters of 2020; on pace to deliver additional structural cost savings
•Advanced several initiatives to reduce emissions and launched Low Carbon Solutions business to commercialize extensive low-carbon technology portfolio
•Added three new directors to strengthen board experience in energy, capital allocation and complex business transitions

	First Quarter	First Quarter	Fourth Quarter
	2021	2020	2020
Results Summary
(Dollars in millions, except per share data)
Earnings/(Loss) (U.S. GAAP)	2,730	(610)	(20,070)
Earnings/(Loss) Per Common Share
Assuming Dilution	0.64	(0.14)	(4.70)
Identified Items Per Common Share
Assuming Dilution	(0.01)	(0.67)	(4.73)
Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	0.65	0.53	0.03

Capital and Exploration Expenditures	3,133	7,143	4,771

IRVING, Texas – April 30, 2021 – Exxon Mobil Corporation today announced estimated first quarter 2021 earnings of $2.7 billion, or $0.64 per share assuming dilution, compared with a loss of $610 million in the first quarter of 2020. Results included unfavorable identified items of $31 million, or $0.01 per share assuming dilution. First quarter capital and exploration expenditures were $3.1 billion, $4 billion lower than the first quarter of 2020.

Oil-equivalent production was 3.8 million barrels per day, up 3 percent from the fourth quarter of 2020. Excluding entitlement effects, government mandates and divestments, oil-equivalent production was up 2 percent.

“The strong first quarter results reflect the benefits of higher commodity prices and our focus on structural cost reductions, while prioritizing investments in assets with a low cost of supply,” said Darren Woods, chairman and chief executive officer. “Cash flow from operating activities during the quarter fully covered the dividend and capital investments, and we strengthened the balance sheet by reducing debt. We also made progress on our energy transition strategy by launching our new ExxonMobil Low Carbon Solutions business, which is initially working to develop innovative, large-scale carbon capture and storage (CCS) concepts, including the evaluation and advancement of more than 20 new opportunities, such as a multi-industry hub to reduce emissions from hard-to-decarbonize industries near the Houston Ship Channel. As the global leader in carbon capture, we are seeing growing public and private sector support for CCS as a critical enabling technology to reduce emissions and help meet society's net-zero ambitions.”

During severe winter weather in Texas in February, ExxonMobil cogeneration facilities generated 400 megawatts of electricity, helping to power about 200,000 homes. The severe weather event reduced first quarter earnings by nearly $600 million across all businesses from decreased production and lower sales volumes, repair costs, and the net impact of energy purchases and sales. All affected facilities have resumed normal operations.

First Quarter 2021 Results and Business Highlights

Upstream
•Average realizations for crude oil increased 42 percent from the fourth quarter. Natural gas realizations rose by 33 percent in the quarter.
•Total production volumes increased 98,000 oil-equivalent barrels per day from the fourth quarter. Excluding entitlement effects, government mandates and divestments, liquids volumes were down 3 percent including impacts from higher maintenance and the winter storm. Natural gas volumes increased 12 percent driven by higher seasonal demand in Europe.
•During the quarter, production volumes in the Permian averaged 394,000 oil-equivalent barrels per day, an increase of 12 percent from the prior year. The focus remains on continuing to grow positive free cash flow by lowering overall development costs and increasing recovery through efficiency gains and technology applications.
Downstream
•Industry fuels margins improved from the fourth quarter, but remained below 10-year-lows driven by market oversupply and high product inventory levels. Lubricants delivered strong performance, underpinned by lower costs and improved margins.
•Despite winter storm disruptions, overall refining throughput was essentially flat with the fourth quarter as the company managed refinery operations in line with fuel demand and integrated chemical manufacturing needs.
Chemical
•Industry margins improved further in the quarter reflecting continued strong demand, global shipping constraints, and ongoing supply disruptions, particularly in North America, where the polyethylene and polypropylene markets were affected by severe winter weather in Texas.
•Strong first quarter Chemical earnings performance of $1.4 billion was supported by robust base operations capturing high margins and continued delivery of cost efficiencies.
•ExxonMobil announced it is pursuing three new advanced recycling initiatives in the U.S. and Europe that further advance our commitment to sustainability and capture value from plastic waste at scale. The company plans to begin marketing certified circular plastics products later this year.

Strengthening the Portfolio
•ExxonMobil signed an agreement valued at more than $1 billion for the sale of most of its non-operated upstream assets in the United Kingdom central and northern North Sea. The sale price, subject to closing adjustments, has potential additional upside of up to $300 million based on contingent payments associated with future commodity price increases. The transaction is expected to close near mid-year 2021, subject to regulatory and third-party approvals.
•The company is progressing plans to convert both its Altona, Australia refinery, and Slagen refinery in Norway to fuel import terminals, ensuring ongoing, reliable fuel supply for their respective local markets. Final decisions were made following local consultation processes with employees and their representatives as part of extensive reviews of the long-term economic viability of both facilities.

Capital Allocation and Structural Cost Improvement
•The company's long-term capital allocation priorities remain investing in advantaged projects to drive cash flow, strengthening the balance sheet and maintaining a reliable dividend.
•ExxonMobil’s 2021 capital program remains at $16 billion to $19 billion. If market conditions continue above the company's planning basis, additional cash will be used to accelerate deleveraging.
•In addition to $3 billion in structural cost reductions already achieved in 2020, the company is on pace to achieve $3 billion of further structural efficiencies through 2023 for a total of $6 billion relative to 2019. Efforts to identify additional structural savings resulting from the reorganizations completed in 2019 are continuing.
Reducing Emissions and Advancing Low Carbon Solutions
•The company announced the creation of ExxonMobil Low Carbon Solutions, a new business to commercialize its extensive low-carbon technology portfolio, with an initial focus on carbon capture and storage (CCS), the process of sequestering industrial emissions and safely storing them permanently underground. CCS is considered one of the critical technologies required to achieve society’s net-zero ambitions and the climate goals outlined in the Paris Agreement.
•In April, ExxonMobil introduced the innovative concept of a multi-industry CCS hub along the Houston Ship Channel and surrounding industrial areas to capture CO2 emissions from area industry, including petrochemical, manufacturing and power generation facilities. The concept would require large-scale collaboration and policy advancements among governments, private industry, and local communities.
•ExxonMobil became the first company to file an application with the U.S. Environmental Protection Agency (EPA) to use new aerial technologies to detect methane emissions at oil and natural gas sites.
•ExxonMobil and Porsche are testing advanced biofuels and renewable, lower-carbon eFuels, as part of a new agreement to find pathways toward potential future consumer adoption of fuels that could significantly reduce emissions.
Ongoing Board Refreshment
•During the quarter, ExxonMobil announced the elections of Michael Angelakis, Jeffrey Ubben, and Wan Zulkiflee to its board of directors. With the addition of the new members, the ExxonMobil board increased to 13 directors, 12 of whom are independent. The company has added six new independent directors since 2017 with specific experience in the areas of climate science, asset and risk management, capital allocation, energy and business transition, investor perspectives, and additional energy industry experience.

Results and Volume Summary
Millions of Dollars	1Q	1Q
(unless noted)	2021	2020	Change	Comments
Upstream
U.S.	363	(704)	+1,067	Winter storm impact more than offset by higher prices and reduced expenses; prior quarter unfavorable identified items (impairment +315, inventory valuation +45)
Non-U.S.	2,191	1,240	+951	Higher prices and reduced expenses, partly offset by lower volumes and unfavorable foreign exchange; prior quarter unfavorable identified items (inventory valuation +218, impairment +41)
Total	2,554	536	+2,018	Winter storm -240, prices +1,690, volume -320, expenses +430, identified items +620, other -160
Production (koebd)	3,787	4,046	-259	Liquids -222 kbd: government mandates, lower entitlements, and winter storm impact (-25)

				Gas -223 mcfd: decline, higher downtime/maintenance, winter storm impact (-105), and Groningen production limit, partly offset by higher demand and project growth
Downstream
U.S.	(113)	(101)	-12	Winter storm impact and lower margins driven by weaker industry refining conditions, partly offset by reduced expenses and favorable other impacts; prior quarter unfavorable identified items (+411, mainly inventory valuation)
Non-U.S.	(277)	(510)	+233	Lower margins including net unfavorable mark to market impact on unsettled derivatives, net unfavorable one-time items, and unfavorable foreign exchange, partly offset by reduced expenses; prior quarter unfavorable identified items (inventory valuation +1,196, impairments +335)
Total	(390)	(611)	+221	Winter storm -130, margins -1,880, expenses +410, identified items +1,940, forex/other -120
Petroleum Product Sales (kbd)	4,881	5,287	-406
Chemical
U.S.	715	288	+427	Winter storm impact more than offset by higher margins, stronger demand, and reduced expenses; prior quarter unfavorable identified item (+90, impairment)
Non-U.S.	700	(144)	+844	Higher margins, stronger demand, reduced expenses, and favorable foreign exchange; prior quarter unfavorable identified items (+232, mainly inventory valuation)
Total	1,415	144	+1,271	Winter storm -230, margins +740, demand +130, expenses +240, identified items +320, forex/other +70
Prime Product Sales (kt)	6,446	6,237	+209
Corporate and financing	(849)	(679)	-170	Higher retirement-related expenses

Results and Volume Summary
Millions of Dollars	1Q	4Q
(unless noted)	2021	2020	Change	Comments
Upstream
U.S.	363	(16,803)	+17,166	Higher prices and reduced expenses, partly offset by winter storm impact and lower volumes; prior quarter unfavorable identified item (impairment +16,777)
Non-U.S.	2,191	(1,729)	+3,920	Higher prices and seasonal gas volumes; prior quarter unfavorable identified items (impairment +2,203, tax item +297)
Total	2,554	(18,532)	+21,086	Winter storm -240, prices +2,070, volume -80, expenses +170, identified items +19,280, other -110
Production (koebd)	3,787	3,689	+98	Liquids -67 kbd: lower entitlements, winter storm impact (-25), and increased downtime/maintenance, partly offset by reduced government mandates

				Gas +988 mcfd: higher seasonal demand, reduced downtime/maintenance, and net growth, partly offset by winter storm impact (-105)
Downstream
U.S.	(113)	(514)	+401	Higher margins on improved industry refining conditions, reduced expenses, and prior quarter unfavorable LIFO inventory impact (+78), partly offset by winter storm impact, lower manufacturing volumes, and net unfavorable one-time items
Non-U.S.	(277)	(697)	+420	Reduced expenses and higher margins driven by more favorable industry refining conditions, offset by prior quarter favorable LIFO inventory impact (-207), unfavorable foreign exchange, terminal conversion costs, and lower demand; prior quarter unfavorable identified items (impairment +258, tax item +262)
Total	(390)	(1,211)	+821	Winter storm -130, margins +490, demand -40, expenses +380, manufacturing -40, identified items +520, LIFO/forex -210, other -150
Petroleum Product Sales (kbd)	4,881	4,833	+48
Chemical
U.S.	715	461	+254	Winter storm more than offset by stronger margins, demand, and reduced expenses
Non-U.S.	700	230	+470	Higher margins, reduced expenses, and prior quarter unfavorable LIFO inventory impact (+84) and other charges
Total	1,415	691	+724	Winter storm -230, margins +500, demand +100, expenses +150, identified items +20, LIFO/other +180
Prime Product Sales (kt)	6,446	6,643	-197
Corporate and financing	(849)	(1,018)	+169	Absence of identified items (mainly severance +330), partly offset by net unfavorable tax impacts and retirement-related expenses

Cash Flow from Operations and Asset Sales excluding Working Capital
Millions of Dollars	1Q
	2021	Comments
Net income (loss) including noncontrolling interests	2,796	Including $66 million noncontrolling interests
Depreciation and depletion	5,004
Changes in operational working capital	1,953	Higher net payables and inventory draw
Other	(489)
Cash Flow from Operating	9,264
Activities (U.S. GAAP)
Asset sales	307	Including U.K. upstream divestment deposit and U.S. upstream asset sales
Cash Flow from Operations	9,571
and Asset Sales
Changes in operational working capital	(1,953)
Cash Flow from Operations	7,618
and Asset Sales excluding Working Capital

ExxonMobil will discuss financial and operating results and other matters during a webcast at 8:30 a.m. Central Time on April 30, 2021. To listen to the event or access an archived replay, please visit www.exxonmobil.com.

Cautionary Statement

Outlooks, projections, goals, targets, descriptions of strategic plans and objectives, and other statements of future events or conditions in this release are forward-looking statements. Actual future results, including financial and operating performance; planned capital and cash operating expense reductions and ability to meet or exceed announced reduction objectives; plans to reduce future emissions intensity and the expected resulting absolute emission reductions; progressing carbon capture projects and results; total capital expenditures and mix; cash flow, dividend and shareholder returns; business and project plans, timing, costs and capacities; resource recoveries and production rates; and accounting and financial reporting effects resulting from market developments and ExxonMobil’s responsive actions, could differ materially due to a number of factors. These include the continuity of our board of directors and their strategic oversight; global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market conditions that impact prices and differentials; the impact of company actions to protect the health and safety of employees, vendors, customers, and communities; actions of competitors and commercial counterparties; the ability to access short- and long-term debt markets on a timely and affordable basis; the severity, length and ultimate impact of COVID-19 and government responses on people and economies; reservoir performance; the outcome of exploration projects and timely completion of development and construction projects; changes in law, taxes, or regulation including environmental regulations, and timely granting of governmental permits; government policies and support for low carbon technologies like carbon capture; war, trade agreements and patterns, shipping blockades or harassment, and other political or security disturbances; opportunities for and regulatory approval of potential investments or divestments; the actions of competitors; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies while maintaining future competitive positioning; unforeseen technical or operating difficulties; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs; the ability to bring new technologies to commercial scale on a cost-competitive basis; general economic conditions including the occurrence and duration of economic recessions; and other factors discussed under Item 1A. Risk Factors of ExxonMobil’s 2020 Form 10-K.

Frequently Used Terms and Non-GAAP Measures

This press release includes cash flow from operations and asset sales. Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities. A reconciliation to net cash provided by operating activities for first quarter 2021 is shown on page 6 and for 2021 and 2020 periods in Attachment V.

This press release also includes cash flow from operations and asset sales excluding working capital. We believe it is useful for investors to consider these numbers in comparing the underlying performance of our business across periods when there are significant period-to-period differences in the amount of changes in working capital. A reconciliation to net cash provided by operating activities for first quarter 2021 is shown on page 6 and for 2021 and 2020 periods in Attachment V.

This press release also includes earnings/(loss) excluding identified items, which are earnings/(loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings/(loss) impact of an identified item for an individual segment may be less than $250 million when the item impacts several periods or several segments. We believe it is useful for investors to consider these figures in comparing the underlying performance of our business across periods when one, or both, periods include identified items. A reconciliation to earnings is shown for 2021 and 2020 periods in Attachments II-a and II-b. Corresponding per share amounts are shown on page 1 and in Attachment II-a, including a reconciliation to earnings/(loss) per common share – assuming dilution (U.S. GAAP).

This press release also includes total taxes including sales-based taxes. This is a broader indicator of the total tax burden on the corporation’s products and earnings, including certain sales and value-added taxes imposed on and concurrent with revenue-producing transactions with customers and collected on behalf of governmental authorities (“sales-based taxes”). It combines “Income taxes” and “Total other taxes and duties” with sales‑based taxes, which are reported net in the income statement. We believe it is useful for the corporation and its investors to understand the total tax burden imposed on the corporation’s products and earnings. A reconciliation to total taxes is shown as part of the Estimated Key Financial and Operating Data in Attachment I.

References to the resource base and other quantities of oil, natural gas or condensate may include estimated amounts that are not yet classified as “proved reserves” under SEC definitions, but which are expected to be ultimately recoverable. The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Further information on ExxonMobil’s frequently used financial and operating measures and other terms including "Cash operating expenses", “Cash flow from operations and asset sales”, and “Total taxes including sales-based taxes” is contained under the heading “Frequently Used Terms” available through the “Investors” section of our website at www.exxonmobil.com.

Reference to Earnings

References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Downstream, Chemical and Corporate and financing segment earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and XTO. For convenience and simplicity, those terms and terms such as corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.

Estimated Key Financial and Operating Data
Attachment I
Exxon Mobil Corporation
First Quarter 2021
(millions of dollars, unless noted)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2021	2020	2020
Earnings (Loss) / Earnings (Loss) Per Share
Total revenues and other income	59,147	56,158	46,540
Total costs and other deductions	55,555	56,416	73,153
Income (loss) before income taxes	3,592	(258)	(26,613)
Income taxes	796	512	(6,010)
Net income (loss) including noncontrolling interests	2,796	(770)	(20,603)
Net income (loss) attributable to noncontrolling interests	66	(160)	(533)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	2,730	(610)	(20,070)

Earnings (loss) per common share (dollars)	0.64	(0.14)	(4.70)

Earnings (loss) per common share
- assuming dilution (dollars)	0.64	(0.14)	(4.70)

Exploration expenses, including dry holes	164	288	595

Other Financial Data
Dividends on common stock
Total	3,720	3,719	3,715
Per common share (dollars)	0.87	0.87	0.87

Millions of common shares outstanding
At period end	4,234	4,228	4,233
Average - assuming dilution	4,272	4,270	4,272

ExxonMobil share of equity at period end	156,974	182,079	157,150
ExxonMobil share of capital employed at period end	222,610	244,026	227,137

Income taxes	796	512	(6,010)
Total other taxes and duties	7,283	7,497	7,344
Total taxes	8,079	8,009	1,334
Sales-based taxes	4,662	4,485	4,364
Total taxes including sales-based taxes	12,741	12,494	5,698

ExxonMobil share of income taxes of
equity companies	600	460	285

Attachment II-a
Exxon Mobil Corporation
First Quarter 2021

	First	First	Fourth
$ Millions	Quarter	Quarter	Quarter
	2021	2020	2020

Earnings/(Loss) (U.S. GAAP)	2,730	(610)	(20,070)

Identified Items Included in Earnings/(Loss)
Noncash inventory valuation - lower of cost or market	—	(2,096)	—
Impairments	—	(787)	(19,273)
Tax	—	—	(581)
Other items (severance - global workforce review)	(31)	—	(326)
Corporate total	(31)	(2,883)	(20,180)

Earnings Excluding Identified Items	2,761	2,273	110

$ Per Common Share[1]

Earnings/(Loss) Per Common Share
Assuming Dilution (U.S. GAAP)	0.64	(0.14)	(4.70)

Identified Items Included in Earnings/(Loss) Per Common Share
Assuming Dilution
Noncash inventory valuation - lower of cost or market	—	(0.49)	—
Impairments	—	(0.18)	(4.51)
Tax	—	—	(0.14)
Other items (severance - global workforce review)	(0.01)	—	(0.08)
Corporate total	(0.01)	(0.67)	(4.73)

Earnings Excluding Identified Items Per Common Share
Assuming Dilution	0.65	0.53	0.03

¹ Computed using the average number of shares outstanding during each period.

Attachment II-b
Exxon Mobil Corporation
First Quarter 2021
(millions of dollars)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2021	2020	2020
Earnings/(Loss) (U.S. GAAP)
Upstream
United States	363	(704)	(16,803)
Non-U.S.	2,191	1,240	(1,729)
Downstream
United States	(113)	(101)	(514)
Non-U.S.	(277)	(510)	(697)
Chemical
United States	715	288	461
Non-U.S.	700	(144)	230
Corporate and financing	(849)	(679)	(1,018)
Net income (loss) attributable to ExxonMobil	2,730	(610)	(20,070)

Identified Items Included in Earnings/(Loss)
U.S. Upstream
Impairments	—	(315)	(16,777)
Other items (Inventory valuation)	—	(45)	—
Non-U.S. Upstream
Impairments	—	(41)	(2,203)
Tax Items	—	—	(297)
Other Items (Inventory valuation)	—	(218)	—
U.S. Downstream
Other Items (Inventory valuation, Impairment)	—	(411)	—
Non-U.S. Downstream
Impairments	—	(335)	(258)
Tax Items	—	—	(262)
Other Items (Inventory valuation)	—	(1,196)	—
U.S. Chemical
Impairment	—	(90)	—
Non-U.S. Chemical
Tax Items	—	—	(22)
Other Items (Inventory valuation, Impairment)	—	(232)	—
Corporate and financing
Other Items (Severance - global workforce review, Impairment)	(31)	—	(361)
Corporate total	(31)	(2,883)	(20,180)

Earnings/(Loss) Excluding Identified Items
Upstream
United States	363	(344)	(26)
Non-U.S.	2,191	1,499	771
Downstream
United States	(113)	310	(514)
Non-U.S.	(277)	1,021	(177)
Chemical
United States	715	378	461
Non-U.S.	700	88	252
Corporate and financing	(818)	(679)	(657)
Corporate total	2,761	2,273	110

Attachment III
Exxon Mobil Corporation
First Quarter 2021

	First	First	Fourth
	Quarter	Quarter	Quarter
	2021	2020	2020
Net production of crude oil, natural gas
liquids, bitumen and synthetic oil,
thousand barrels per day (kbd)
United States	665	699	719
Canada / Other Americas	575	558	619
Europe	35	30	32
Africa	253	360	258
Asia	691	795	658
Australia / Oceania	39	38	39
Worldwide	2,258	2,480	2,325

Natural gas production available for sale,
million cubic feet per day (mcfd)
United States	2,767	2,825	2,686
Canada / Other Americas	216	317	253
Europe	1,403	1,293	848
Africa	24	7	12
Asia	3,599	3,710	3,225
Australia / Oceania	1,164	1,244	1,161
Worldwide	9,173	9,396	8,185

Oil-equivalent production (koebd)[1]	3,787	4,046	3,689

¹ Natural gas converted to an oil-equivalent basis at 6 million cubic feet per 1 thousand barrels.

Attachment IV
Exxon Mobil Corporation
First Quarter 2021

	First	First	Fourth
	Quarter	Quarter	Quarter
	2021	2020	2020
Refinery throughput (kbd)
United States	1,532	1,558	1,594
Canada	364	383	359
Europe	1,153	1,295	1,130
Asia Pacific	545	637	522
Other	157	187	150
Worldwide	3,751	4,060	3,755

Petroleum product sales (kbd)
United States	2,077	2,231	2,128
Canada	409	456	415
Europe	1,272	1,403	1,227
Asia Pacific	665	708	645
Other	458	489	418
Worldwide	4,881	5,287	4,833

Gasolines, naphthas	1,996	2,122	2,039
Heating oils, kerosene, diesel	1,692	1,867	1,739
Aviation fuels	183	383	172
Heavy fuels	257	256	237
Specialty products	753	659	646
Worldwide	4,881	5,287	4,833

Chemical prime product sales,
thousand metric tons (kt)
United States	2,190	2,195	2,467
Non-U.S.	4,256	4,042	4,176
Worldwide	6,446	6,237	6,643

Attachment V
Exxon Mobil Corporation
First Quarter 2021
(millions of dollars)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2021	2020	2020
Capital and Exploration Expenditures
Upstream
United States	810	2,798	1,122
Non-U.S.	1,547	2,328	1,812
Total	2,357	5,126	2,934
Downstream
United States	271	747	488
Non-U.S.	199	487	674
Total	470	1,234	1,162
Chemical
United States	208	597	435
Non-U.S.	98	185	240
Total	306	782	675

Other	—	1	—

Worldwide	3,133	7,143	4,771

Cash Flow from Operations and Asset Sales excluding Working Capital
Net cash provided by operating activities
(U.S. GAAP)	9,264	6,274	4,005
Proceeds associated with asset sales	307	86	770
Cash flow from operations and asset sales	9,571	6,360	4,775
Changes in operational working capital	(1,953)	942	114
Cash flow from operations and asset sales	7,618	7,302	4,889
excluding working capital

Attachment VI
Exxon Mobil Corporation
Earnings/(Loss)

	$ Millions	$ Per Common Share[1]
2017
First Quarter	4,010	0.95
Second Quarter	3,350	0.78
Third Quarter	3,970	0.93
Fourth Quarter	8,380	1.97
Year	19,710	4.63

2018
First Quarter	4,650	1.09
Second Quarter	3,950	0.92
Third Quarter	6,240	1.46
Fourth Quarter	6,000	1.41
Year	20,840	4.88

2019
First Quarter	2,350	0.55
Second Quarter	3,130	0.73
Third Quarter	3,170	0.75
Fourth Quarter	5,690	1.33
Year	14,340	3.36

2020
First Quarter	(610)	(0.14)
Second Quarter	(1,080)	(0.26)
Third Quarter	(680)	(0.15)
Fourth Quarter	(20,070)	(4.70)
Year	(22,440)	(5.25)

2021
First Quarter	2,730	0.64

1 Computed using the average number of shares outstanding during each period.